Exhibit 10.1

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of January 22, 2010, among Yelp! Inc., a Delaware corporation (the “Company”), the Series A Preferred Transferees (as defined below), the Investors listed on Schedule I hereto (the “Existing Investors”) and the Investors named in Schedule II hereto (the “New Investors” and, together with the Existing Investors, the “Investors”).

RECITALS

The Company and the New Investors (the “Series E Investors”) have entered into a Series E Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company will sell to the Series E Investors shares of the Company’s Series E Preferred Stock, par value $0.000001 per share (the “Series E Preferred Stock”). One condition to the New Investors’ obligations to purchase shares of Series E Preferred Stock under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company’s Common Stock, par value $0.000001 per share (the “Common Stock”), issuable upon conversion of the Company’s Preferred Stock, par value $0.000001 per share (the “Preferred Stock”) held by the Investors, certain rights to receive information pertaining to the Company and a right of first offer with respect to certain issuances by the Company of its securities. The Company wants to induce the New Investors to purchase shares of Series E Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

The Company had previously entered into that certain Second Amended and Restated Investor Rights Agreement, dated as of September 29, 2006, with MRLWeb, LLC, a Delaware limited liability company (“MRLWeb”) and certain of the Existing Investors (the “Second Amended Agreement”). Subsequent to entering into the Second Amended Agreement, MRLWeb transferred its Series A Preferred Stock to its members (the “Series A Preferred Transferees”) in accordance with their respective interests in MRLWeb. Pursuant to such transfer and in accordance with the terms of the Second Amended Agreement, the Series A Preferred Transferees are bound by the terms and conditions of and entitled to the rights and privileges under this Agreement, except that certain of the Series A Preferred Transferees are not bound by the terms and conditions of nor entitled to the rights and privileges under Section 2 of this Agreement.

The Company had previously entered into that certain Third Amended and Restated Investors Rights Agreement, dated as of February 26, 2008, with the Existing Investors (the “Prior Agreement”).

The parties to the Prior Agreement want to amend and restate the Prior Agreement in its entirety, and to accept the rights and restrictions created in this Agreement in lieu of the rights and restrictions contained in the Prior Agreement. Section 4.10 of the Prior Agreement vested the authority to amend the Prior Agreement in the Company and the Existing Investors. The Company and the Existing Investors are entering into this Agreement, making this Agreement binding upon all of the parties to the Prior Agreement.

AGREEMENT

The parties agree as follows:

1. Restrictions on Transferability; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Disqualified Elevation Registration” means a registration where (a) Elevation is an Initiating Holder pursuant to clause (i) of the definition of “Initiating Holders” or a Form S-3 Initiating Holder pursuant to clause (i) of the definition of “Form S-3 Initiating Holders”; and (b) Elevation is not permitted to register at least seventy-five percent (75%) of the shares initially requested for inclusion in such registration pursuant to Section 1.3(c) hereof.

“Elevation” means Elevation Associates, L.P., Elevation Partners, L.P. and Elevation Employee Side Fund, LLC.

“Elevation Registration” means a registration where Elevation is either (a) an Initiating Holder pursuant to clause (i) or (ii) of the definition of “Initiating Holders” or (b) a Form S-3 Initiating Holder pursuant to clause (i) or (ii) of the definition of “Form S-3 Initiating Holders.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means (i) any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities then outstanding or (ii) at any time following the date six (6) months after the IPO, Elevation, and who, in the case of either (i) or (ii), propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Holder” means (i) any Investor, if such Investor holds Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Initiating Holders” means (i) any Holder or Holders who in the aggregate hold not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding or (ii) at any time following the date six months after the IPO, Elevation, and who, in the case of either (i) or (ii), propose to register securities, the aggregate offering price of which, before payment of underwriting discounts and commissions, exceeds $15,000,000.

“IPO” means the first public offering of the Common Stock of the Company to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“Major Investor” means any Investor that holds at least 20,000,000 shares of Registrable Securities (as adjusted for stock splits, consolidations and the like); provided, however, that DAG (as defined on Schedule I hereto) shall be a Major Investor so long as it holds at least 5,812,590 shares of Registrable Securities (as adjusted for stock splits, consolidations and the like).

“New Securities” means any shares of capital stock of the Company, including Common Stock and the Company’s Preferred Stock, par value $0.000001 per share (the “Preferred Stock”), whether authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the Purchase Agreement; (ii) securities issued upon conversion of the Shares; (iii) shares of Common Stock issued upon the conversion of any other Convertible Securities outstanding as of the date hereof; (iv) shares of Common Stock or Convertible Securities issued as a dividend on the Company’s stock; (v) shares of Common Stock (or options to purchase shares of Common Stock) issued to employees, directors or consultants of the Company under a stock plan approved by the Board (not including the reissuance of shares repurchased by the Company from employees or consultants of the Company); (vi) shares of Common Stock or Convertible Securities issued to lenders, financial institutions, equipment lessors or real estate lessors to the Company in connection with a bona fide borrowing or leasing transaction approved by the Board; (vii) shares of Common Stock or Convertible Securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization, the terms of which have been approved by the Board and whereby the Company or its stockholders own not less than a majority of the voting power of the surviving or successor business; (viii) shares of Common Stock or Convertible Securities issued pursuant to any other transaction with respect to which such securities’ exclusion from the definition of “Calculated Securities” pursuant to paragraph (B) of Article FOURTH, Section (B)(3)(d)(iii) of the Company’s Seventh Amended and Restated Certificate of Incorporation is approved by the affirmative vote of at least a majority of the Preferred Stock and (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (viii) above.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of Common Stock held by a Major Investor immediately prior to the issuance of New Securities, assuming full exercise and/or conversion of the Shares and all Company securities exercisable and/or convertible into Common Stock then held by such Major Investor, bears to (y) the sum of the total number of shares of Common Stock then outstanding, assuming full exercise and/or conversion of all Company securities exercisable and/or convertible into Common Stock then outstanding.

“Qualified IPO” means a “Series E Qualified Public Offering” as defined in the Company’s Seventh Amended and Restated Certificate of Incorporation.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all of the Holders in any given registration (provided, however, that such fees and disbursements shall not exceed $20,000 or, if such registration is undertaken pursuant to Section 1.3 hereof, $50,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above and (iii) shares of Common Stock acquired by Elevation pursuant to the Stock Purchase Agreements (or shares of Common Stock acquired by Elevation pursuant to the conversion of Series A Preferred acquired by Elevation pursuant              to the Stock Purchase Agreements) or the Tender Offer (as defined in the Purchase Agreement); provided, however, that shares of Common Stock or other securities shall not be treated as Registrable Securities if (A) they have been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (z) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof or (B) with respect to each Holder, all such shares held by such Holder become eligible for sale and remain eligible for sale under Rule 144 (or any similar or successor rule) during any one ninety- (90-) day period without registration.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 as promulgated the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

“Shares” means all shares of Preferred Stock.

1.2 Restrictions.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 and Section 1.14, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Holder’s family member or trust for the benefit of an individual Holder or (E) an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), provided in all cases enumerated in clauses (A) - (E) that the transferee is subject to the terms of this Section 1.2 and Section 1.14 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

1.3 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance, the Company shall:

(i) promptly, and in any event within ten (10) days of receipt thereof, deliver written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.3:

(A) Prior to the earlier of: (i) five (5) years following the date of this Agreement and (ii) six (6) months following the effective date of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date one hundred and eighty (180) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.3 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-(12-) month period;

(F) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld);

(G) If the Initiating Holders propose to dispose of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof; or

(H) Notwithstanding Section 1.3(a)(ii)(B), if the Initiating Holder is Elevation, if the Company has previously effected an Elevation Registration under this Section 1.3 that has been declared or ordered effective (excluding any Disqualified Elevation Registration).

Subject to the foregoing clauses (A) through (H), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) and Section 1.13 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c) Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1 (including, without limitation, Section 1.14). The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities proposed to be included in such underwriting by the Company or other selling stockholders are first entirely excluded from the underwriting. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

1.4 Registration on Form S-3.

(a) Qualification on Form S-3. After the IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b) Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company shall:

(i) promptly, and in any event within ten (10) days of receipt thereof, deliver written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.4:

(A) More than twice in any twelve- (12-) month period;

(B) After the fifth (5th) anniversary of the effective date of the IPO;

(C) After the Company has effected three (3) such registrations pursuant to this Section 1.4, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold;

(D) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date one hundred and eighty (180) days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(E) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(F) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 1.4 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve- (12-) month period; or

(G) Notwithstanding Section 1.4(a)(ii)(C), if the

Form S-3 Initiating Holder is Elevation, if the Company has previously effected two Elevation Registrations under this Section 1.4 that have been declared or ordered effective (excluding any Disqualified Elevation Registration).

(c) Underwriting; Procedures. If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration.

1.5 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof, (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction or (D) a registration on any registration form that does not permit secondary sales, the Company shall:

(i) promptly deliver to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within twenty (20) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b) Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting but in no event shall any securities held by any other selling stockholder be included if any securities held by any selling Holder are excluded. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each participating Holder. The Company shall so advise each Holder requesting registration and the number of Registrable Securities that such Holder is entitled to be included in the registration and underwriting. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company shall keep each Holder advised in writing as to the initiation of each registration, qualification or compliance and as to the completion thereof and, at its expense, the Company shall:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such one hundred twenty- (120-) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock or other securities of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty- (120-) day period shall be extended, if necessary, up to one hundred eighty (180) days to keep the registration statement effective until all such Registrable Securities are sold; provided, however, that in no event shall such one hundred twenty- (120-) day period be extended beyond the one- (1-) year anniversary of the effective date of the registration statement; and provided further, that if Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis, and if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above, then the information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act incorporated by reference in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering. Each Holder participating in such offering shall also enter into and perform its obligations under such underwriting agreement.

(h) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.7 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holder shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.8 Indemnification.

(a) To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like), or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further, that in no event shall any Holder be obligated to indemnify any Other Stockholder pursuant to this Agreement unless such Other Stockholder has agreed to indemnify such Holder to the same extent as such Holder has agreed to indemnify such Other Stockholder pursuant to this Agreement; and provided further, that in no event shall any indemnity under this Section 1.8(b) exceed the net proceeds received by such Holder in such offering.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 1.8 exceed the net proceeds received by such Holder in such offering.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.9 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only to a transferee or assignee of not less than 5,000,000 shares of Registrable Securities (as appropriately adjusted for stock splits and the like); provided, however, that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Holder’s family member or trust for the benefit of an individual Holder or (E) an Affiliated Fund. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including family members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.12 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Holders who in the aggregate hold more than fifty percent (50%) of the then outstanding Registrable Securities, enter into any agreement (a) granting any holder or prospective holder of any securities of the Company registration rights the terms of which are equal to or more favorable than the registration rights granted to Holders hereunder or (b) which would allow such holder or prospective holder to (i) include such securities in any registration filed under this Section 1, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.3(a)(ii)(A) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.3.

1.13 Standoff Agreement. Each Holder agrees in connection with the IPO that, upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time, not to exceed one hundred eighty (180) days from the effective date of such registration, as may be requested by such managing underwriters, provided that each of the Company’s directors and officers and each of the Company’s stockholders that holds one percent (1%) or more of the shares of the Company’s then outstanding capital stock agrees to the same terms.

1.14 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4 and 1.5 shall terminate with respect to such Holder on the five- (5-) year anniversary of the effective date of the Qualified IPO.

2. Right of First Refusal.

2.1 Right of First Refusal.

(a) Right of First Refusal. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Major Investor the right of first refusal to purchase its Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell.

(b) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the date of delivery of any such notice to agree to purchase up to such Major Investor’s Pro Rata Portion of such New Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly inform in writing each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten- (10-) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the New Securities for which the other Major Investors were entitled to subscribe, but which were not subscribed for by such other Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Registrable Securities then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) Lapse and Reinstatement of Right. The Company shall have sixty (60) days following the twenty- (20-) or thirty- (30-) day period, as applicable, described in Section 2.1(b) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Major Investors’ right of first refusal was not exercised, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty- (60-) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Investors in the manner provided above.

2.2 Assignment of Right of First Refusal. The right of first refusal granted hereunder may not be assigned or transferred, except that such right is assignable by each Major Investor to (i) any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, such Major Investor; (ii) any general partner, managing member or Affiliated Fund of a Major Investor and (iii) such right is assignable to any person or entity that acquires from a Major Investor not less than 5,000,000 shares of Registrable Securities (as adjusted for stock splits, consolidations and the like) in a transaction permitted under the terms of this Agreement; provided, however, that the right of first refusal granted hereunder may not be assigned or transferred pursuant to this clause (iii) without the prior written consent of the Board.

2.3 Termination of Right of First Refusal. The right of first refusal granted under Section 2.1 of this Agreement shall not be applicable to any public offering of the Company’s capital stock and shall expire upon the effective date of the Qualified IPO.

3. Affirmative Covenants of the Company. The Company hereby covenants and agrees, so long as any Investor holds Registrable Securities, as follows:

3.1 Financial Information. Upon the written request of any Major Investor, the Company shall furnish to such Major Investor the following reports:

(a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

(b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except such financial statements need not contain the notes required by generally accepted accounting principles;

(c) As soon as practicable upon approval or adoption by the Board, and in any event at least thirty (30) days prior to the beginning of each fiscal year, a copy of the Company’s budget and operating plan (including projected balance sheets and profit and loss and cash flow statements) for such fiscal year;

(d) As soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each calendar month, and consolidated statements of income and cash flow for such period and for the current fiscal year to date;

(e) As soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Company, an updated list of all holders of capital stock of the Company that includes the name of each holder and the number and class of shares held by each holder and an updated list of all holders of options and warrants of the Company that includes the name of each holder, the exercise price, the number of shares issued and issuable under such option or warrant, the acceleration provisions, if any, that apply to the vesting provisions in each such option and, if applicable, the number of shares vested thereunder; and

(f) With respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

3.2 Inspection. The Company shall permit any Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and other records (and make copies and take extracts therefrom), and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor.

3.3 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force or effect as of the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

3.4 Company Confidential Information. Notwithstanding anything to the contrary in this Section 3, each Investor by reason of this Agreement shall not have access to any trade secrets or classified information of the Company. Each Investor agrees to hold in confidence and trust and not to disclose any confidential information provided pursuant to this Section 3, except that each

Investor may disclose such information to the extent, but only to the extent, necessary (i) as required by any court or other governmental body, provided that such Investor provides, to the extent legally permissible, the Company with prompt notice of such court order or requirement to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (ii) to legal counsel of such Investor; (iii) in connection with the enforcement of this Agreement or such Investor’s rights under this Agreement; (iv) to comply with applicable law or (v) to its limited partners in order to keep them apprised of the status and performance of such Investor’s investment in the Company, provided that any such limited partner agrees to hold any such confidential information in confidence and trust and not to disclose any such confidential information. The provisions of this Section 3.4 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

3.5 Payment of Board Meeting Expenses. The Company shall pay the reasonable expenses (including, without limitation, such expenses related to airfare) of members of the Board when acting on behalf of the Company, including, without limitation, in connection with attending meetings of the Board.

3.6 D&O Insurance. The Company shall use its best efforts to maintain directors’ and officers’ liability insurance in an amount and upon terms acceptable to the Investors; provided, however, that notwithstanding the foregoing, the Company shall not be required to pay an annual premium on such insurance policy in any year that exceeds four (4) times the annual premium paid by the Company for the first (1st) year of such coverage.

3.7 Key Person Insurance. The Company shall use its best efforts to obtain and maintain a key person life insurance policy on Jeremy Stoppelman and Russel Simmons in the amount of $1,000,000, with the Company as the named beneficiary of such policy; provided, however, that notwithstanding the foregoing, the Company shall not be required to pay an annual premium on such insurance policy in any year that exceeds four (4) times the annual premium paid by the Company for the first (1st) year of such coverage.

3.8 Other Insurance. The Company shall use its best efforts to maintain its property, general liability and workers’ compensation insurance in effect on the date of this Agreement in an amount and upon terms acceptable to the Investors, with the Company as the named beneficiary of such policy; provided, however, that notwithstanding the foregoing, the Company shall not be required to pay an annual premium on such insurance policy in any year that exceeds four (4) times the annual premium paid by the Company for the first (1st) year of such coverage.

3.9 Stock Options and Vesting. Unless otherwise approved by the Board (including the director designated by holders of the Series B Preferred Stock voting as a separate class, the director designated by the holders of the Series C Preferred Stock voting as a separate class or the director designated by the holders of the Series E Preferred Stock voting as a separate class), the total number of shares of Common Stock reserved for issuance pursuant to the Company’s 2005 Equity Incentive Plan, as amended, shall not exceed 99,576,803. Unless otherwise approved by the Board, (i) all stock options granted to the Company’s employees shall vest over a four-year period, with the first twenty-five percent (25%) vesting on the first (1st) anniversary of the date of grant and the remainder vesting on a monthly basis over the following three years, in each case, subject to the continuation of such employee’s service to the Company and (ii) if an employee is terminated, with or without cause, the Company shall have the right to repurchase any unvested shares held by such employee at cost.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

4.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor’s address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Investors upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

4.7 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or .pdf, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (a) the Company, (b) Investors that in the aggregate hold not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding and (c) if any such amendment or waiver is material and adverse to the New Investors, New Investors holding a majority of the Registrable Securities held by all New Investors. For purposes of clarity, any waiver of Section 2 hereof shall be considered to be material and adverse to the New Investors. The parties to this Agreement agree that no consent is needed pursuant to part (c) of this Section 4.10 to amend this Agreement to add a party acquiring duly authorized shares of a new series of Preferred Stock to this Agreement or to grant any rights under this Agreement to such party.

4.11 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.12 Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

4.13 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

YELP! INC.

/s/ Jeremy Stoppelman
By:	Jeremy Stoppelman
It:	President and Chief Executive Officer

Address for Notice:

706 Mission Street
San Francisco, California 94105

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ELEVATION PARTNERS L.P.

By:	Elevation Associates, L.P.
As General Partner

By:	Elevation Associates, LLC
As General Partner

/s/ Marc Bodnick
Name: Marck Bodnick
Title: Manager

ELEVATION EMPLOYEE SIDE FUND, LLC

/s/ Marc Bodnick
Name: Marck Bodnick
Title: Manager

Address for Notice:

2800 Sand Hill Road, Suite 160
Menlo Park, CA 94025

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BESSEMER VENTURE PARTNERS VI L.P.
BESSEMER VENTURE PARTNERS VI INSTITUTIONAL L.P.
BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.

By:	Deer VI & Co. LLC, General Partner

By:	/s/ J. Edmund Colloton
By: J. Edmund Colloton
Its: Executive Manager

Address for Notice:

1865 Palmer Avenue, Ste. 104
Larchmont, N.Y. 10538

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P
Benchmark Founders’ Fund V-B, L.P. and related individuals

By:	Benchmark Capital Management Co. V, L.L.C. its general partner

/s/ Peter Fenton
By:
Its:	Managing Member

Address for Notice:

2480 Sand Hill Road, Suite 200
Menlo Park, CA 94025

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

INVESTORS:

DAG VENTURES III-QP, L.P.

By: DAG Ventures Management III, LLC, its General Partner

/s/ Young Chung
By:	Young Chung
Its:	Managing Director

Address for Notice:

251 Lytton Avenue, Suite 200
Palo Alto, CA 94341

DAG VENTURES III, L.P.

By. DAG Ventures Management III, LLC, its General Partner

/s/ Young Chung
By:	Young Chung
Its:	Managing Director

Address for Notice:

251 Lytton Avenue, Suite 200
Palo Alto, CA 94341

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

INVESTORS:

DAG VENTURES GP FUND III, LLC

By: DAG Ventures Management III, LLC, its General Partner

/s/ Young Chung
By:	Young Chung
Its:	Managing Director

Address for Notice:

251 Lytton Avenue, Suite 200
Palo Alto, CA 94341

DAG VENTURES I-N, LLC

By. DAG Ventures Management III, LLC, its General Partner

/s/ Young Chung
By:	Young Chung
Its:	Managing Director

Address for Notice:

251 Lytton Avenue, Suite 200
Palo Alto, CA 94341

SIGNATURE PAGE TO THE YELP! INC.

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SCHEDULE I

DAG Ventures III-QP, L.P.

DAG Ventures III, L.P.

DAG Ventures GP Fund III, LLC DAG Ventures I-N, LLC

(collectively, “DAG”)

Bessemer Venture Partners VI L.P.

Bessemer Venture Partners Co-Investment L.P.

Bessemer Venture Partners VI Institutional L.P.

Benchmark Capital Partners V, L.P.

Peter Thiel

Keith Rabois

SCHEDULE II

Elevation Partners, L.P.

Elevation Employee Side Fund, LLC